EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Camelot Receives New Trading Symbol “CMLT”

Camelot Entertainment Group Completes Reverse Stock Split

ALISO VIEJO, CA., August 29, 2008 — Camelot Entertainment Group, Inc. (OTC BB: CMLT) announced today that it has received a new trading symbol “CMLT” in connection with its 100:1 reverse stock split of its common and preferred shares, which was effective August 29, 2008. The reverse stock split is part of an overall restructuring of the company’s operating focus and management team as it continues to implement its business model while refocusing its efforts on generating shorter term revenues. Camelot had previously traded under the symbol CMEG.

About Camelot Entertainment Group, Inc.: Camelot Entertainment Group, Inc. is a US publicly traded company (symbol "CMLT") with three major divisions: Camelot Film Group, Camelot Studio Group and Camelot Production Services Group. Camelot is building a different kind of motion picture studio infrastructure by redefining the development, financing, production, and distribution process. Creating a world where filmmaking dreams come true, Camelot integrates early studio models, education, new technologies and fiscal responsibility to acquire, develop, finance, produce, market and distribute high quality commercial motion pictures, television and digital media. For general information about Camelot Entertainment Group, please visit the company's web site at www.camelotfilms.com.

NOTES ABOUT FORWARD-LOOKING STATEMENTS

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company's Securities and Exchange Commission Reports and Filings.

Certain Statements contained in this release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Forward looking statements may be identified by words such as estimates, anticipates, projects, plans, expects, intends, believes, should and similar expressions and by the context in which they are used. Such statements are based upon current expectations of the Company and speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

CONTACT:  Investor Relations
Investors@camelotfilms.com
(949) 334-2950